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                                                                   EXHIBIT 10.11

                       PHANTOM STOCK TERMINATION AGREEMENT

        This Phantom Stock Termination Agreement ("Agreement") is made as of the 1st day of August, 1996, by and between Goldendale Aluminum Company (formerly Columbia Aluminum Corporation) (the "Company"), and Jessie Casswell ("Optionholder").

                                    RECITALS

        A. The Company and Optionholder are parties to a Nonqualifed Phantom Stock Agreement made May 24, 1991 and effective as of March 15, 1989, and any and all amendments or modifications thereof (the "Phantom Stock Agreement").

        B. The Company and Optionholder are parties to an Employment Agreement made May 24, 1991 and effective as of March 15, 1989, and any and all amendments or modifications thereof (the "Employment Agreement").

        C. The Company and Optionholder are also parties to a Memorandum of Agreement dated May 16, 1996 (the "Memorandum"), which is related to the foregoing agreements.

        D. The Company and Optionholder desire to terminate their respective rights and obligations under the Phantom Stock Agreement, Section 12 of the Employment Agreement (regarding antidilution) and the Memorandum, pursuant to the terms set forth in this Agreement.

        NOW, THEREFORE, the Company and Optionholder agree as follows:

        1. Termination of Agreements. The Phantom Stock Agreement, Section 12 of the Employment Agreement (regarding antidilution) and the Memorandum are hereby terminated, and neither the Company nor Optionholder shall have any further rights, obligations or liabilities pursuant to the Phantom Stock Agreement,
Section 12 of the Employment Agreement or the Memorandum.

        2. Optionholder Compensation Adjustment. In consideration for this Agreement, the Company shall, upon the execution and delivery of this Agreement, increase the base compensation of the Optionholder by the amount of $8,177.04 per biweekly payroll period, for a period of five years beginning with the first payroll period in August, 1996

        3. Entire Agreement. This Agreement constitutes the entire agreement between the parties and contains all the agreements between them with respect to the subject matter hereof. It also supersedes any and all other agreements or contracts, either oral or written, between the parties with respect to the subject matter hereof.


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        4. Applicable Law. This Agreement shall be construed and enforced under and in accordance with the laws of the state of Washington.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            COLUMBIA ALUMINUM CORPORATION


                                            By:    BRETT WILCOX
                                                --------------------------------
                                            Title: President
                                                   -----------------------------

                                            JESSIE CASSWELL
                                            ------------------------------------
                                            Jessie Casswell